Exhibit 23.4

[Letterhead of King & Wood Mallesons]

May 2, 2013

Vimicro International Corporation

15/F Shining Tower

No. 35 Xueyuan Road, Haidian District

Beijing, 100191

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in the Company’s registration statement on Form F-3, which will be filed with the Securities and Exchange Commission on May 2, 2013.

Sincerely Yours,

/s/ King & Wood Mallesons
King & Wood Mallesons